Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of PowerChannel, Inc.

We hereby consent to the use, in this Registration Statement on Form SB-2 of Powerchannel, Inc., of our report dated March 14, 2003 relating to the financial statements of Powerchannel, Inc. (formerly known as Sealant Solutions, Inc.) as of December 31, 2002 and for each of the years then ended December 31, 2002 and 2001 and the use of our name as it appears under the caption "Experts".


/s/Radin Glass &Co., LLP
Certified Public Accountants

New York, New York
February 12, 2004